Exhibit 99.1

ASI Holdings Limited

CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2009 and 2008

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
ASI Holdings Limited

We have audited the accompanying consolidated balance sheets of ASI Holdings Limited and subsidiaries as of December 31, 2009 and 2008, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2009. ASI Holdings Limited and subsidiaries’ management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ASI Holdings Limited and subsidiaries as of December 31, 2009 and 2008, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company's significant operating losses and insufficient capital raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Kabani & Company, Inc.
Certified Public Accountants

Los Angeles, California
June 30, 2010

ASI Holdings Limited And Subsidiaries
Consolidated Balance Sheets

	As of December 31, 2009	As of December 31, 2008
ASSETS
Current Assets :
Cash and cash equivalents	$90,543	$32,870
Accounts receivable, net of allowance for bad debts	4,767,736	1,291,158
Inventories, net	1,709,107	68,535
Deposits	24,688	14,327
Prepayments	30,780	16,564
Total current assets	6,622,854	1,423,454

Property and equipment, at cost	39,115	38,217
Less : Accumulated depreciation	(15,466)	(3,184)
Property and equipment, net	23,648	35,033

Total assets	$6,646,503	$1,458,487

LIABLITIES AND STOCKHOLDERS’ DEFICIT
Current liabilites:
Secured bank overdraft	$28,923	$—
Short Term Loan	500,000	—
Accounts payable	7,684,336	3,202,510
Provision for warranty service	276,362	—
Accrued Expenses and other payable	577,825	329,372
Due to bank under factoring agreement	504,368	145,083
Due to Related Parties	—	71,837
Total Liabilities	9,571,814	3,748,801

Commitments and Contingencies

Stockholders’ Deficit :
Common Stock, $0.1282 par value;	6,410	6,410
Other Comprehensive loss	(1,063)	(448)
Accumulated deficit	(2,930,658)	(2,283,990)
Total	(2,925,311)	(2,278,028)
Non controlling interest in subsidiary	—	(12,287)
Total Stockholder’s deficit	(2,925,311)	(2,290,315)

Total liabilities and stockholders’ deficit	$6,646,503	$1,458,487

See accompanying notes to these consolidated financial statements

ASI Holdings Limited And Subsidiaries
Consolidated Statements of Operations

	For the years ended
	December 31, 2009	December 31, 2008
Net revenue	$20,579,309	$7,332,017

Cost of revenue	18,253,473	6,891,229

Gross profit	2,325,836	440,788

Operating expenses :
Selling expenses	278,572	59,326
General and administrative	2,602,421	2,772,721
Total operating expenses	2,880,993	2,832,047

Loss from Operations	(555,157)	(2,391,259)

Other income (expenses) :
Total other income (expenses)	(113,789)	(21,354)

Net Loss from continuing operations	(668,945)	(2,412,613)

Discontinued Operations :

Loss from operations of discontinued operations (including noncontrolling interest)	—	(4,939)
Gain on disposal of subsidiary	22,277	—

Net Loss	(646,668)	(2,417,552)

Other Comprehensive Income (loss) :
Foreign currency translation loss	(615)	(448)
Net comprehensive loss	$(647,283)	$(2,418,000)

See accompanying notes to these consolidated financial statements

ASI Holdings Limited And Subsidiaries
Consolidated Statements of Stockholders’ Equity (Deficit)
For the years ended December 31, 2009 and 2008

	Common Stock Shares	Amount	Other Comprehensive Loss	Non controlling Interest	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
Balance December 31, 2007	50,000	$6,410	$—	$(9,560)	$133,562	$130,412

Foreign currency translation loss			(448)			(448)

Non controlling interest in subsidiary				(2,727)		(2,727)

Net loss for the year					(2,417,552)	(2,417,552)

Balance December 31, 2008	50,000	$6,410	$(448)	$(12,287)	$(2,283,990)	$(2,290,315)

Foreign currency translation loss			(615)			(615)

Disposal of subsidiary with noncontrolling interest				12,287		12,287

Net loss for the year					(646,668)	(646,668)

Balance December 31, 2009	50,000	$6,410	$(1,063)	$—	$(2,930,658)	$(2,925,311)

See accompanying notes to these consolidated financial statements

ASI Holdings Limited And Subsidiaries
Consolidated Statements of Cash Flows

	For the years ended
	December 31, 2009	December 31, 2008
Cash flows from operating activities
Net Loss from continuing operations	$(668,945)	$(2,412,613)
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	12,282	3,184
Decrease / (Increase) in current assets:
Accounts receivable	(3,476,598)	(1,291,159)
Inventories	(1,640,572)	(68,535)
Other assets	(25,311)	(26,618)
(Decrease) / Increase in current liabilities:
Accounts payable	4,481,827	3,202,509
Warranty service reserve	276,362	—
Tax payables	974	1,699
Bank Payable	28,923	—
Accrued expenses	427,719	—
Other payables	(149,355)	325,711
Net cash used in operating activities from continuing operations	(732,674)	(265,821)
Net cash used in operative activities of entity disposed	(1,228)	(665)
Net cash provided by operating activities	(733,902)	(266,486)

Cash flows from investing activities
Acquisition of plant, property, and equipment	(897)	(38,217)
Net cash used in investing activities from continuing operations	(897)	(38,217)
Net cash provided by investing activities of entity disposed	—	19,938
Net cash used in investing activities	(897)	(18,279)

Cash flows from financing activities
Proceeds from (repayment of) installment loan	859,285	145,083
Payments to related parties	—	199
Proceeds from (payments to) related parties	(38,509)	—
Net cash provided by financing activities from continuing operations	820,776	145,282
Net cash provided by (used in) financing activities of entity disposed	(33,328)	86,710
Net cash provided by financing activities	787,448	231,992

Effect of exchange rate change on cash and cash equivalents	5,024	51,239
Net increase in cash and cash equivalents	57,673	(1,535)

Cash and cash equivalents, beginning balance	32,870	34,405
Cash and cash equivalents, ending balance	$90,543	$32,870

Supplement disclosure of cash flow information
Interest expense paid	$239,483	$14,294
Income taxes paid	$-	$-

See accompanying notes to these consolidated financial statements

ASI Holdings Limited and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND OPERATIONS

General

ASI Holdings Limited (the Company or we/us/our) was incorporated under the laws of Hong Kong as a limited liability company in May 2007. The Company’s principle registered offices is located at Wanchai, Hong Kong.  The Company is engaged in the development, commercialization, and sales of audio products, sound systems, and audio components.

Basis of Presentation

The Company’s financial statements for all periods presented have been prepared in accordance with accounting principles generally accepted in the United States.  All significant inter-company transactions and accounts have been eliminated in the consolidation.  The functional currency is the Hong kong Dollar (HKD); however the accompanying financial statements have been translated and presented in United States Dollars (USD).

GOING CONCERN:

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. This basis of accounting contemplates the recovery of the Company's assets and the satisfaction of its liabilities in the normal course of business. Through December 31, 2009, the Company had incurred cumulative losses of $2,930,658 including net losses from continuing operations of $668.945 for the year ended December 31, 2009.

In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company’s ability to raise additional capital, obtain financing and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management has taken the following steps to revise its operating and financial requirements, (i) The company plans to raise additional capital by selling more shares to current shareholders and potential investors with a discount price (ii) The company also plans to borrow money from current shareholders and potential investors with an attractive interest rate. (iii) The company plans to reduce overhead and expenses by reducing unnecessary marketing and advertisement expenses, improving efficiency on distribution channel, freezing salary increase and laying off administrative staffs.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation:

The accompanying consolidated financial statements for the period ended December 31, 2009 include the accounts of the Company and its wholly owned subsidiaries The Digital Experience Limited (a Hong Kong corporation) and ASI Audio Technologies L.L.C. The Digital Experience Limited was disposed on November 11, 2009, accordingly, the subsidiary’s  operating results for the period ending December 31, 2009 only reflect the indicated period and the balance sheet at December 31, 2009 does not include The Digital Experience Limited.  All material inter-company accounts have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and disclosures made in the accompanying notes. Actual results could differ from those estimates.

Foreign currency translation

The reporting currency is the U.S. dollar. The functional currency of the Company is the local currency, the Hong Kong Dollar (“HKD”). The financial statements of the Company are translated into United States dollars in accordance with Statement of Financial Accounts Standards (“SFAS”) No. 52 (ASC830), “Foreign Currency Translation”, using year-end rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues, costs, and expenses and historical rates for the equity. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive income. At December 31, 2009 and 2008, the cumulative translation adjustment of $1,063 and $448, respectively, was classified as an item of other comprehensive income in the stockholders’ deficit section of the consolidated balance sheet. For the years ended December 31, 2009 and 2008, accumulated other comprehensive income (loss) was $615 and $448, respectively.

Cash and Cash Equivalents

Cash and cash equivalents include cash in hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Accounts Receivable

The Company maintains an allowance for uncollectible accounts receivable to estimate the risk of extending credit to customers and distributors. The allowance is estimated based on the customer or distributor's compliance with our credit terms, the financial condition of the customer or distributor and collection history where applicable. Additional allowances could be required if the financial condition of our customers or distributors were to be impaired beyond our estimates. As of December 31, 2009 and 2008, the allowance for doubtful accounts amounted to  $554,763 and $554,763 respectively.

Inventories

Inventories are valued at the lower of cost (first-in, first-out) or market. Appropriate consideration is given to deterioration, obsolescence and other factors in evaluating net realizable value.

Property and Equipment

Property, plant, and equipment, including leasehold improvements, are recorded at cost, less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of the respective assets as follows:

Office equipment	5 years
Furniture and fixtures	5 years

Improvements to leased property are depreciated over the lesser of the life of the lease or the life of the improvements. Depreciation expense on assets acquired under capital leases is included with depreciation expense on owned assets. As of December 31, 2009 and 2008, the Company had net property, plant and equipment in the amount of $23,649 and $35,033 respectively consisting of the following:

	2009	2008
Office furniture and fixtures	$2,778	$2,778

Leasehold Improvements	23,822	23,822
Office Equipment	12,514	11,617
Total	39,114	38,217
Less accumulated depreciation	(15,466)	(3,184)
	$23,648	$35,033

Maintenance and minor replacements are charged to expense as incurred. Gains and losses on disposals are included in the results of operations.

Valuation of Long-Lived Assets

The Company has adopted Statement of Financial Accounting Standards No. 144 (ASC 360), “Accounting for the Impairment or Disposal of Long-Lived Assets”, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes the pronouncement “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of,” and the accounting and reporting provisions of APB Opinion No. 30, “Reporting the Results of Operations for a Disposal of a Segment of a Business.” The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144 (ASC 360), SFAS 144 (ASC 360), requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are cash, accounts receivable and other receivables arising from our normal business activities. We place our cash in what we believe to be credit-worthy financial institutions. We have a diversified customer base. We control credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures. The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is limited.

Revenue Recognition

The Company’s revenue recognition policies are in compliance with Staff Accounting Bulletin SAB 104 (ASC 605). Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectability is reasonably assured.

Advertising Expense

Advertising costs are charged to expense as incurred and were immaterial for the years ended December 31, 2009 and 2008.

Research and Development

Research and development costs are expensed as incurred.

Income Taxes

The Company utilizes SFAS No. 109 (ASC 740), "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASI Holdings Ltd has significant income tax net operating losses carried forward from prior years. Due to the uncertainty of the realizability of the related deferred tax asset, a reserve equal to the amount of deferred income taxes has been established at December 31, 2009 and 2008.

Fair Value of Financial Instruments

Statement of Financial Accounting Standard No. 107 (ASC 825), “Disclosures about Fair Value of Financial Instruments”, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for assets and liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Segment Reporting

Statement of Financial Accounting Standards No. 131 (ASC 280), “Disclosure about Segments of an Enterprise and Related Information” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company. SFAS 131 (ASC 280) has no effect on the Company’s financial statements as the Company consists of one reportable business segment as of December 31, 2009 and 2008.

Risks and Uncertainties

The Company is subject to substantial risks from, among other things, intense competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, limited operating history and the volatility of public markets.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. Our management and legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed.

Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

Stock-based compensation

The Company records stock-based compensation expense pursuant to SFAS 123R (ASC 718), "Share Based Payment.”  SFAS 123R (ASC 718) requires companies to measure compensation cost for stock-based employee compensation plans at fair value at the grant date and recognize the expense over the employee's requisite service period. Under SFAS 123R (ASC 718), the Company’s expected volatility assumption is based on the historical volatility of Company’s stock or the expected volatility of similar entities. The expected life assumption is primarily based on historical exercise patterns and employee post-vesting termination behavior. The risk-free interest rate for the expected term of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

Stock-based compensation expense is recognized based on awards expected to vest, and there were no estimated forfeitures as the Company has a short history of issuing options. SFAS 123R (ASC 718) requires forfeitures to be estimated at the time of grant and revised in subsequent periods, if necessary, if actual forfeitures differ from those estimates.

Warranty and Customer Support
The Company typically warrants its products against defects in materials and workmanship for a period of one year from the date of shipment. A provision for estimated future warranty and customer support is recorded when products are shipped. The provision of,warranty and customer support as of December 2009 and 2008 was $276,362 and 0 respectively.

  New Accounting Pronouncements

In June 2009, the FASB issued ASC 855 (previously SFAS No. 165, Subsequent Events), which establishes general standards of accounting for and disclosures of events that occur after the balance sheet date but before the financial statements are issued or available to be issued. It is effective for interim and annual periods ending after June 15, 2009. There was no material impact upon the adoption of this standard on the Company’s consolidated financial statements.

In June 2009, the FASB issued ASC 860 (previously SFAS No. 166, “Accounting for Transfers of Financial Assets”) , which requires additional information regarding transfers of financial assets, including securitization transactions, and where companies have continuing exposure to the risks related to transferred financial assets. SFAS 166 eliminates the concept of a “qualifying special-purpose entity,” changes the requirements for derecognizing financial assets, and requires additional disclosures. SFAS 166 is effective for fiscal years beginning after November 15, 2009. The Company does not believe this pronouncement will impact its financial statements.

In June 2009, the FASB issued ASC 810 (previously SFAS No. 167) for determining whether to consolidate a variable interest entity. These amended standards eliminate a mandatory quantitative approach to determine whether a variable interest gives the entity a controlling financial interest in a variable interest entity in favor of a qualitatively focused analysis, and require an ongoing reassessment of whether an entity is the primary beneficiary. This Statement shall be effective for reporting period that begins after November 15, 2009. The Company does not believe this pronouncement will impact its financial statements.

In June 2009, the FASB issued new guidance which is now part of ASC 105-10, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles” (ASC 105-10) (formerly Statement of Financial Accounting Standards No. 168),  establishes the FASB Accounting Standards Codification as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with generally accepted accounting principles. ASC 105-10 is effective for interim and annual periods ending after September 15, 2009. The adoption of ASC 105-10 did not have a material impact on the Company’s consolidated financial statements.

In August 2009, the FASB issued Accounting Standards Update (“ASU”) 2009-05, which amends ASC Topic 820, Measuring Liabilities at Fair Value, which provides additional guidance on the measurement of liabilities at fair value. These amended standards clarify that in circumstances in which a quoted price in an active market for the identical liability is not available, we are required to use the quoted price of the identical liability when traded as an asset, quoted prices for similar liabilities, or quoted prices for similar liabilities when traded as assets. If these quoted prices are not available, we are required to use another valuation technique, such as an income approach or a market approach. These amended standards are effective from October 1, 2009, and do not have a significant impact on our consolidated financial statements.

In January 2010, the FASB issued ASU No. 2010-06 Fair Value Measurements and Disclosures Topic 820 “Improving Disclosures about Fair Value Measurements”.  This ASU requires some new disclosures and clarifies some existing disclosure requirements about fair value measurement as set forth in Codification Subtopic 820-10. The FASB’s objective is to improve these disclosures and, thus, increase the transparency in financial reporting. This pronouncement is effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements.  Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The adoption of this ASU will not have a material impact on the Company’s consolidated financial statements.

In October 2009, the FASB issued guidance on revenue recognition that will become effective for the Company beginning July 1, 2010, with earlier adoption permitted. Under the new guidance on arrangements that include software elements, tangible products that have software components that are essential to the functionality of the tangible product will no longer be within the scope of the software revenue recognition guidance, and software-enabled products will now be subject to other relevant revenue recognition guidance. Additionally, the FASB issued guidance on revenue arrangements with multiple deliverables that are outside the scope of the software revenue recognition guidance. Under the new guidance, when vendor specific objective evidence or third party evidence for deliverables in an arrangement cannot be determined, a best estimate of the selling price is required to separate deliverables and allocate arrangement consideration using the relative selling price method. The new guidance includes new disclosure requirements on how the application of the relative selling price method affects the timing and amount of revenue recognition. We believe adoption of this new guidance will not have a material impact on our financial statements.

Reclassifications:

For comparative purposes, the prior year’s consolidated financial statements have been reclassified to conform with report classifications of the current year.

NOTE 3 - INVENTORIES

Inventories at December 31, 2009 and 2008 consisted of the following:

	2009	2008
Finished Goods	$1,709,107	$68,535
Total	$1,709,107	$68,535

NOTE 4 -ACCRUED EXPENSES AND OTHER PAYABLE

Accrued expenses and other payable consisted of the following as of December 31, 2009 and 2008:

	2009	2008
Accrued consulting fees	$13,462	$-
Accrued interest	12,428	-
Accrued general and administrative expenses	346,058	-
Other	2,755	3,661
Accrued payroll	128	-
Tax payable	2,673	-
Other payable	176,356	325,711
Total	$577,825	$329,372

NOTE 5- DEBT AGREEMENTS

Factoring Line of Credit

ASI Holdings Ltd has entered into a factoring line of credit agreement with HSBC to factor purchase orders from two major customers under the agreement, the company is required to submit all sales invoices to HSBC. The payments from customers go directly to HSBC.  After repayment of funds drawn and service charges, the balance of funds (50% - 70%) received are credited to ASI Holdings Ltd.  As of December 31, 2009 and 2008 the company had outstanding balances of $504,368 and $145,083 respectively.  Amounts due the bank are secured by the uncollected accounts receivable.

The Company has entered into a letter of credit guaranty facility and a factoring and loan agreement with HSBC for major portion of its accounts receivable through March 6, 2008. HSBC has a security interest in all of the Company’s assets. It purchases and factors up to 70% of approved sales up to a $3 million limit. A factoring commission is charged based upon the invoice’s payment terms. Letters of credit guarantees are issued up to a $0.6 million limit with a fee of 0.90% charged upon their issuance.

Short Term Loan

On January 15, 2009 the Company entered into an Investment Agreement with Faithful Aim Limited whereby the amount of the loan will be converted into capital stock unless the acquisition of ASI by AuraSound is not consummated, in which case the loan will become a commercial loan with an interest rate of five percent.  As of December 31, 2009 the acquisition had not been consummated and the balance of $500,000 was considered an interest bearing note. ASI accrued interest of $12,500 on this note during the year ended December 31, 2009. The note is due in ten equal installments upon demand if the acquisition is not consummated.

Secured Bank Overdraft

On December 31, 2009, ASI had an overdraft due to HSBC of $28,923.  The overdraft is secured by accounts receivable of the Company and by the founders’ personal guarantee.  The amount has been reclassified as a current liability.

NOTE 6 - RELATED PARTY TRANSACTIONS AND COMMITMENT

Due to Related Parties amounted to $0 and $71,837 as of December 31, 2009 and 2008, respectively. The loan was from the shareholder for the purpose of working capital. The loans is interest free, due on demand and unsecured.

NOTE 7 - STOCKHOLDERS' EQUITY

Common Stock

At December 31, 2009 and 2008, the Company was authorized to issue 50,000 shares of $0.1282 par value common stock. There were 50,000 common shares issued and outstanding as of December 31, 2009 and 2008.

NOTE 8 - INCOME TAXES

The Company did not record any income tax expense due to net loss during the years ended December 31, 2009 and 2008.
A provision for income taxes has not been provided in these financial statements due to the net loss carry-forward. At December 31, 2009, the Company had net operating loss carry-forwards of approximately $2,930,658.

NOTE 9- MAJOR CUSTOMERS AND MAJOR VENDORS

The Company had one major customers during the year ended December 31, 2009 which accounted for 78% of its sales.  The Company had three major customers during the year ended December 31, 2008 which accounted for 22%, 19% and 17% of its sales respecitively. The receivables due from these customers as of December 31, 2009 and 2008 totaled $4,555,259 and $respectively.

The Company had one major vendor during the year ended December, 2009 which accounted for 93% of the Company’s purchases. During the year ended December 31, 2008 one major vendor accounted for over 95% of the Company’s purchases.  The amount due this vendor as of December 31, 2009 and 2008 totaled $7,610,591 and $5,339,358 respectively.

NOTE 10 - ENTITY DISPOSED

The Digital Experience Limited was disposed on November 11, 2009.

The components of loss from operations related to the entity disposed for the years ended December 31, 2009 and 2008 are shown below.

	2009	2008
Net sales	$-	$-

Cost of sales	-	-

Gross profit	-	-

Operating expenses
Selling expenses	-	-
Research & development expenses	-	7,670
General and administrative	-	-
Total operating expenses	-	7,670

Loss from operations	-	(7,670)

Non-operating expenses
Other income(loss)	-	5
Interest income	-	-

Net Loss before income tax	-	(7,665)

Non-controlling interest	-	(2,726-

Net loss from entity disposed	$-	$(4,939)

Assets and liabilities for the entity spun off as of September 30, 2009 and 2008 are as follows:

	December 31, 2009	December 31, 2008
Assets
Other current assets	$-	$733
Total Assets	-	733

Liabilities
Account payable and accrued expenses	-	1,692
Due to related party	-	33,328
Total Liabilities	-	35,290

Net liabilities	$-	$(34,557)

NOTE 11.  CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

The Company's operations are carried out in Hong Kong. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environments in Hong Kong, and by the general state of Hong Kong’s economy.

The Company's operations in Hong Kong are subject to specific considerations and significant risks not typically associated with companies in the North America and Western Europe.  These include risks associated with, among others, the political, economic and legal environments and foreign currency      exchange.  The Company’s results may be adversely affected by changes in governmental policies   with   respect   to   laws   and    regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

The Company does not maintain fire, theft or liability insurance. The Company is exposed to various risks of loss related to torts; theft of, damage to and destruction of assets; error and omissions and natural disasters.

NOTE 12. COMMITMENTS AND CONTINGENCIES

a) Operating Leases

Effective May 1, 2009 the Company entered into a two year lease agreement. The agreement contains a base rent escalation clause. The Company leases it office facility under a month-to-month rental agreement at $2,726 per month. For the year ended December 31, 2009 rent expense for the operating lease totaled $21,805.

The future minimum lease payments under non-cancelable leases are as follows:

2010	$ 32,708
2011	$ 10,903

b) Litigation

There was no litigation against the Company as of December 31, 2009.

EXHIBIT 21

SIGNIFICANT SUBSIDIARIES

Subsidiary Name	Place of Incorporation	Principal Business Activity
The Digital Experience Limited ASI Audio Technologies L.L.C.	Hong Kong, SAR Arizona, USA	Agency Service Product Development & Support Services